EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Truett-Hurst, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Evan B. Meyer, Chief Financial Officer, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

May 11, 2017

By:	/s/ Evan B. Meyer

Name: Evan B. Meyer
Title: Chief Financial Officer